CarMax Names Thomas J. Folliard
President, CEO, and Member of the Board

Richmond, Va., May 24, 2006 — CarMax, Inc. (NYSE: KMX), the nation’s largest retailer of used cars, today announced that Thomas J. Folliard, executive vice president-store operations of the company, has been elected president, chief executive officer, and member of the board of directors, succeeding Austin Ligon, who is retiring. Folliard will assume his new responsibilities on June 21st following the company’s June 20 annual shareholders’ meeting.

Folliard, 41, was a key member of the team that developed and launched CarMax in 1993. He has served as executive vice president-store operations since 2001, overseeing sales, service, store operations, inventory management, and merchandising for the company’s 71 retail superstores. Prior to that, he was senior vice president-store operations in 2000-2001. He also served as vice president-merchandising from 1996-2000 and before that as the director of purchasing.

“Tom is a talented executive who helped create this company,” said Ligon. “He knows every facet of our business and is highly respected by our associates and the industry. One of the most important advantages of CarMax is the unique culture we’ve built, and Tom’s experience as one of the developers of this culture is an enormous advantage. I was privileged to lead the company in its initial growth stage, and I am confident that Tom will continue its strong growth.”

Folliard said, “In my 13 years here, I have had the unparalleled opportunity to be deeply involved in the birth of a new retailing concept that has successfully demonstrated its appeal to millions of customers across the country. I have worked with and learned from the finest team members one could ask for, and I look forward to leading them and this company as we continue to work to produce outstanding results for our customers, associates, and shareholders.”

Richard L. Sharp, CarMax chairman and former CEO of Circuit City, said, “Austin led CarMax, first as president and later as CEO, through a difficult time in the company’s history, when many questioned the viability of the concept. He never wavered in his commitment and has guided the company to today’s industry-leading position. Speaking for the entire board, we want to express our gratitude for Austin’s innumerable contributions to the company.”

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CarMax, Inc.

Sharp continued, “Last year, CarMax sold approximately 290,000 used vehicles, 21,000 new vehicles, and nearly 180,000 wholesale vehicles, generating more than $6 billion in revenue. That’s an extraordinary achievement, of which Austin and the company can be justly proud, and an enviable legacy that we are confident Tom will build upon.”

William R. Tiefel, chairman of the search committee and recently elected lead director of the board, said, “The board search committee examined a wide range of candidates, including current CEOs and other talented senior corporate executives from a diverse group of industries, as well as internal candidates. We were looking for a corporate leader who could bring the operational leadership, talent development, emphasis on performance, and deep knowledge of business process needed to take CarMax to its next plateau. The board of directors voted unanimously in support of the search committee’s recommendation of Tom as the best person to achieve the company’s goals of doubling sales and earnings within the next five years.”

Conference Call Information

CarMax will host a conference call for investors at 10:00 a.m. Eastern time today, May 24, 2006. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 9750250). International investors should dial 1-706-679-7457 (conference I.D.: 9750250). A live webcast of the call will be available on the company’s investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 1:00 p.m. Eastern time on
May 24, 2006, and will run through midnight, May 31, 2006. Domestic investors may access the recording at 1-800-642-1687 (conference I.D.: 9750250) and international investors at
1-706-645-9291 (conference I.D.: 9750250). A replay of the call also will be available on the company’s investor information home page or at www.streetevents.com.

About CarMax

CarMax, a Fortune 500 company and one of the Fortune 2006 "100 Best Companies to Work For," is the nation's largest retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 71 used-car superstores in 34 markets. CarMax also operates seven new-car franchises, all of which are integrated or co-located with its used-car superstores. During the twelve month period ended February 28, 2006, the company retailed 289,888 used cars, which is 93% of the total 310,789 vehicles the company retailed during that period. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

The company cautions readers that the statements contained herein regarding the company’s future sales and earnings are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking

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CarMax, Inc.

statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following: changes in the general U.S. or regional U.S. economy; intense competition within the company’s industry; significant changes in retail prices for used and new vehicles; a reduction in the availability or the company’s access to sources of inventory; the significant loss of key employees from the company's store, regional, and corporate management teams; the efficient operation of the company’s information systems; changes in the availability or cost of capital and working capital financing; the company’s ability to acquire suitable real estate; the occurrence of adverse weather events; seasonal fluctuations in the company’s business; the geographic concentration of the company’s superstores; and the regulatory environment in which the company operates. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

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Contact:

Dandy Barrett, Assistant Vice President, Investor Relations (804) 935-4591